For Ministry Use Only
À l'usage exclusif du ministère

Exhibit 3.63

Ontario Corporation Number
Numéro de la société en Ontario

1186693

Ontario | Ministry of Consumer and Commercial Relations | Ministère de la Consommation et du Commerce

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents status entrent en vigueur le

APRIL 04 AVRIL, 2001

Director/Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: *Dénomination sociale de la société:*

ENERGY POWER SYSTEMS LIMITED

2. The name of the corporation is changed to (if applicable): *Nouvelle dénomination sociale de la société (s'il y a lieu):*

3. Date of incorporation/amalgamation: *Date de la constitution ou de la fusion:*

1996 / 07 / 01
(Year, Month, Day)
(année, mois, jour)

4. The articles of the corporation are amended as follows: *Les statuts de la société sont modifiés de la façon suivante.*

The Articles of the Corporation are amended as follows:

1. To amend the Second Series Class A preference shares originally instituted under Articles of Amendment dated February 2, 2001, as follows:

    (a) amend Section (c) – "Redemptions" by deleting subparagraph (ii) and replacing it with the following:

    "(c) (ii) the Corporation may, upon giving notice as hereinafter provided, redeem at any time from the date of issuance that the whole or from time to time any part of the then outstanding Series 2 Preference Shares in payment of any amount for each share to be redeemed equal to One Dollar ($1.00) per Series 2 Preference Share plus all declared and unpaid dividends thereon, the whole constituting it being herein referred to as the "Redemption Amount" per Series 2 Preference Share."

    (b) amend Section (d) – "Conversion into Units" by deleting paragraph (d) (i) (b) and replacing it with the following:

"(d) (i) (b) thereafter, each Series 2 Preference Share will be convertible into one Unit at the 10 day weighted average trading price of the common shares of the Corporation prior to conversion (the "Conversion Price"). Each Unit is comprised of one common share and one common share purchase warrant, with each common share purchase warrant exercisable at a price equal to the Conversion Price plus 10%, to acquire one common share, for a period of two years."

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

5. The amendment has been duly authorized as required by Sections 168 & 170 (as applicable) of the Business Corporations Act.

La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on

Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2001/03/07

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.

Les présents status sont signés en double exemplaire.

Energy Power Systems Limited

(Name of Corporation)
(Dénomination sociale de la société)

By:/*Par:* S A Hall — Director

(Signature) *(Signature)* — (Description of Office) *(Fonction)*